Exhibit 99.1

Synlogic Reports First Quarter 2022 Financial Results and Provides Business Update

- Clinical readouts anticipated for phenylketonuria (PKU), homocystinuria (HCU) and enteric hyperoxaluria programs in H2 2022 –

- PKU program progressing with Phase 3 readiness activities underway –

- $120.5 million in cash, cash equivalents and short-term investments support projected runway into 2024 –

- Conference call and webcast at 8:30 a.m. ET today –

Cambridge, Mass. May 12, 2022 – Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biotechnology company developing medicines for metabolic and immunological diseases through its proprietary approach to synthetic biology, today reported financial results for the first quarter ended March 31, 2022 and provided an update on pipeline programs.

“We are pleased to share this progress as we seek to advance our novel phenylketonuria (PKU) program towards Phase 3 initiation,” said Synlogic President and Chief Executive Officer Aoife Brennan, M.B. Ch.B. “We believe that we have a unique opportunity to advance a potential treatment for the 55,000 people around the globe with PKU, of whom more than 75% remain in need of additional treatment options – either monotherapy or adjunctive. We are pleased with the progress across our additional programs with expected milestones in 2022, including our homocystinuria (HCU) and enteric hyperoxaluria programs, as well as research progress including our ongoing collaborations with Ginkgo Bioworks and Roche.”

Anticipated Upcoming Milestones

•	Report additional Phase 2 data and final candidate selection for PKU program in H2 2022

•	Initiate the Phase 3 trial for the PKU program in H1 2023 with Phase 3 readiness activities currently underway

•	Share data from the Phase 1 trial in healthy volunteers for SYNB1353 in H2 2022

•	Share proof of concept data for SYNB8802 for enteric hyperoxaluria in H2 2022

Recent Business Highlights

•	Michael Jensen joined Synlogic as CFO in March 2022

•	Participation and data presentations at scientific congresses described below:

•

PKU and HCU program data were presented at inborn errors of metabolism congresses including the Society for Inherited Metabolic Disorders (SIMD) Annual Meeting, the Genetic Metabolic Dietitians International (GMDI) 2022 Conference, and the Garrod Symposium 2022

•

From Synlogic’s Research team, five different programs were represented at the 2022 Synthetic Biology: Engineering, Evolution & Design (SEED) Conference covering preclinical and clinical work in PKU, HCU, enteric hyperoxaluria, inflammatory bowel disease (IBD), and gout

•	From Process Development & Manufacturing Sciences (PDMS) at Synlogic, a presentation at the 2022 18th Annual Protein Engineering & Cell Therapy Summit (PEGS) Boston Conference & Expo

First Quarter 2022 Financial Results

As of March 31, 2022, Synlogic had cash, cash equivalents and short-term investments of $120.5 million.

Revenue was $0.2 million for the three months ended March 31, 2022. Revenue in 2022 was associated with the ongoing research collaboration with Roche for the discovery of a novel Synthetic Biotic for the treatment of IBD. There was no revenue for the three months ended March 31, 2021.

For the three months ended March 31, 2022, Synlogic reported a consolidated net loss of $15.7 million, or $0.22 per share, compared to a consolidated net loss of $15.0 million, or $0.36 per share, for the corresponding period in 2021.

Research and development expenses were $11.7 million for the three months ended March 31, 2022 compared to $11.2 million for the corresponding period in 2021.

General and administrative expenses were $4.3 million for the three months ended March 31, 2022 compared to $3.9 million for the corresponding period in 2021.

Financial Outlook

Based upon its current operating plan and balance sheet as of March 31, 2022, Synlogic expects to have sufficient cash to be able to fund operations into 2024.

Investor & Industry Conference Participation

Synlogic will participate in the following upcoming investor and industry conferences:

•

RBC Capital Markets Global Healthcare Conference. Dr. Brennan will provide a Company presentation on Wednesday, May 18, 2022 at 8:30 am ET during the RBC Capital Markets Global Healthcare Conference to be held in New York City from May 17-18, 2022.

•

The H.C. Wainwright Global Investment Conference. Chief Financial Officer Michael Jensen and Chief Business Officer Molly Harper will provide a company presentation on Wednesday, May 25, 2022 at 10:30 am ET during the H.C. Wainwright Global Investment Conference taking place from May 23- 26, 2022 in Miami, Florida.

•	BIO International Convention. Synlogic will participate in the BIO International Convention taking place from June 13-16, 2022 in San Diego, California, including a company presentation by Ms. Harper.

Live webcasts of the presentations, if available, will be accessible under the “Event Calendar” in the Investors & Media section of the Synlogic website. Archived versions will be available afterwards at the same location.

Conference Call & Webcast Information

Synlogic will host a conference call and live webcast at 8:30 a.m. ET today, May 12, 2022. To access the live webcast, please visit the “Event Calendar” page within the Investors and Media section of the Synlogic website. Investors may listen to the call by dialing +1 (844) 815-2882 from locations in the United States or (213) 660-0926 from outside the United States. The conference ID number is 5149412. A replay will be available for 30 days on the Investors and Media section of the Synlogic website.

About Synlogic

Synlogic is a clinical-stage biotechnology company developing medicines through its proprietary approach to synthetic biology. Synlogic’s pipeline includes its lead program in phenylketonuria (PKU), which has demonstrated proof of concept, and additional novel drug candidates designed to treat homocystinuria (HCU) and enteric hyperoxaluria. The rapid advancement of these potential biotherapeutics, called Synthetic Biotics, has been enabled by Synlogic’s proprietary, reproducible, target-specific drug design. Synlogic uses programmable, precision genetic engineering of well-characterized probiotics to exert localized activity for therapeutic benefit, with a focus on metabolic and immunologic diseases. Synlogic is also working with Roche in a research collaboration focused on the discovery of a novel Synthetic Biotic for the treatment of inflammatory bowel disease and with Ginkgo Bioworks to include additional undisclosed preclinical assets, combining Synlogic’s approach to Synthetic Biotics with Ginkgo’s Codebase and Foundry services. For additional information visit www.synlogictx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “on track,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including inborn errors of metabolism, metabolic diseases, and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; our research and other collaborations; and the expected timing of Synlogic’s clinical trials of SYNB1618, SYNB1934, SYNB1353 and SYNB8802 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

Synlogic, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands except share and per share data)	For the three months ended
	March 31
	2022	2021
Revenue	$244	$—
Operating expenses
Research and development	11,738	11,180
General and administrative	4,271	3,851

Total operating expenses	16,009	15,031

Loss from operations	(15,765)	(15,031)
Other income, net	68	60

Net loss	$(15,697)	$(14,971)

Net loss per share - basic and diluted	$(0.22)	$(0.36)

Weighted-average common shares used in computing net loss per share - basic and diluted	71,969,007	41,545,050

Synlogic, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except share data)
	March 31, 2022	December 31, 2021
Assets
Cash, cash equivalents, & marketable securities	$120,518	$136,629
Fixed assets	9,082	9,088
Other assets	29,709	29,019

Total assets	$159,309	$174,736

Liabilities and stockholders’ equity
Current liabilities	$9,664	$10,080
Long-term liabilities	17,351	17,390

Total liabilities	27,015	27,470

Total stockholders’ equity	132,294	147,266

Total liabilities and stockholders’ equity	$159,309	$174,736

Common stock and common stock equivalents
Common stock	70,267,586	69,698,844
Common stock warrants (pre-funded)	2,548,117	2,548,117

Total common stock	72,815,703	72,246,961

MEDIA CONTACT:	INVESTOR CONTACT:

Bill Berry Berry & Company Public Relations Phone: 212-253-8881 Email: bberry@berrypr.com	Andrew Funderburk Kendall Investor Relations Phone: 617-401-9152 Email: afunderburk@kendallir.com